Exhibit 99.1

Marchex Announces Second Quarter 2023 Results

SEATTLE – August 3, 2023 – Marchex, Inc. (NASDAQ: MCHX), the award-winning AI-powered conversation intelligence company that helps businesses turn strategic insights into the actions that drive their most valued sales outcomes, today announced its financial results for the second quarter ended June 30, 2023.

Q2 2023 Financial Highlights

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GAAP revenue was $12.5 million for the second quarter of 2023 compared to $13.5 million for the second quarter of 2022.
•
Net loss was $2.7 million for the second quarter of 2023 or $0.06 per diluted share compared to a net loss of $1.5 million or $0.03 per diluted share for the second quarter of 2022.

	Q2 2022		Q2 2023
GAAP Revenue	$13.5	million	$12.5	million
Non-GAAP Results:
Adjusted EBITDA*	$167,000		$(1.0)	million

*Adjusted EBITDA includes approximately $500,000 of reorganization costs. Excluding these amounts would result in Adjusted EBITDA totaling ($550,000) dollars.

•
Adjusted non-GAAP income (loss) per share for the second quarter of 2023 was $(0.03) compared to $(0.01) for the second quarter of 2022.

Second Quarter Summary:

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New Customer Traction and Existing Customer Expansion. Marchex saw traction with new enterprise customers across multiple product lines in several verticals, including Home Services, Auto, Auto Services and others.
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Conversation Volumes. Overall conversation volumes in the second quarter of 2023 were down on a year-over-year basis, due in part to some customers being impacted by customer churn and pressure from other overall macroeconomic factors. However, volumes within certain verticals, like auto, showed progress when compared to the first quarter of 2023.
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Accelerate Product Innovation.
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Marchex Wins 2023 Artificial Intelligence Breakthrough Award for “Best AI-Based Solution for Sales”. AI Breakthrough is a leading market intelligence organization that recognizes the top companies, technologies and products in the global Artificial Intelligence (AI) market today. This year’s program attracted more than 3,200 nominations from over 20 different countries throughout the world. The mission of the AI Breakthrough Awards is to honor excellence and recognize innovation, hard work and success in a range of AI and machine learning related categories, including Generative AI, Computer Vision, AIOps, Deep Learning, Robotics, Natural Language Processing, industry specific AI applications and many more. Marchex Engage for Automotive is a powerful sales enablement solution that leverages AI, specifically natural language processing and machine learning, to empower dealership sales teams and enhance the buying experience for consumers. By unlocking the content of conversations with car buyers who are highly likely to make a purchase, this solution provides dealership sales teams and vehicle manufacturing customers with the insights and tools they need to close more deals and drive revenue growth.
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Marchex Wins 2023 APPEALIE SaaS Customer Success Award. For the second consecutive year, Marchex won the customer success award from APPEALIE. APPEALIE SaaS Awards honor customer-obsessed SaaS platforms and success stories that deliver extraordinary experiences and results. The SaaS Customer Success Award category winners are selected from entrants who are able to demonstrate the best customer success stories and outcomes. Marchex received the award for the use of its conversation intelligence capabilities to help a digital marketing agency that runs call-based campaigns on behalf of thousands of local businesses and multi-location organizations across the country who rely on channel attribution with automation and to improve data quality with integration. Through Marchex's products, this digital marketing agency is able to reap significant cost and time savings every month that they are able to redeploy for more strategic work.
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During the second quarter, Marchex launched Spotlight for Automotive, a key addition to the company’s conversation intelligence platform. Spotlight identifies failed calls and enables users to easily measure call handling, campaign, and seller performance results against company benchmarks, to determine how individual locations and teams perform nationally, regionally, and locally. Spotlight can measure across a brand or network of business locations, all the way down to localized dealer and department levels, providing guided observations directing users where to take needed actions to improve performance and increase sales.

“In the second quarter Marchex continued to make significant progress,” said Edwin Miller, CEO. “We have aligned several facets of the company in the last few months to take advantage of the most meaningful opportunities we see in what is a multibillion-dollar market with Conversational AI. From the executive team to other functions within the company, we are reorganizing to accelerate Marchex’s progress. I am proud of the team and have seen amazing effort and alignment in a very short period of time. These initiatives will help us achieve profitability earlier than we previously anticipated. In addition, these efforts are focused on enabling us to move even faster as a company, faster to innovate, faster to deliver new products and faster to serve our customers. I am excited about building a much larger company and believe Marchex has an opportunity to emerge as an important leader in this dynamic market.”

Business Outlook

The following forward-looking statements reflect Marchex's expectations as of August 3, 2023.

“Consistent with the first quarter of 2023, we continued to face conversation volume pressure in the second quarter of 2023 in certain customer segments,” said Mike Arends, Vice Chairman. “With that said, in the third quarter we anticipate that sales traction will lead to modest growth in revenue relative to the second quarter of 2023. With our current expected progress so far this year, we anticipate to be at or near breakeven on an Adjusted EBITDA basis for the third quarter, including break-even or above levels in September.”

In addition, based on current customer momentum, we continue to believe that we will see revenue growth in our back half of the year versus the first half of 2023 and we continue to believe that our traction within the automotive vertical can lead to double-digit growth on an annualized run rate year-over-year basis by the end of 2023 within that vertical. As we believe we will see sales traction and make further progress on technology infrastructure initiatives for the remainder of this year and into next year, we continue to believe that we can see revenue growth and potentially increase our operating leverage over time,” said Arends.

Management will hold a conference call, starting at 5:00 p.m. ET on Thursday, August 3, 2023, to discuss its second quarter June 30, 2023, financial results and other company updates. Access to the live webcast of the conference call will be available online from the Investors section of Marchex’s website at www.marchex.com. An archived version of the webcast will also be available at the same location two hours after completion of the call.

About Marchex

Marchex’s award-winning conversation intelligence platform, featuring AI-powered sales engagement and marketing solutions, helps businesses turn strategic insights into the actions that drive their most valued sales outcomes. Our multichannel voice and text capabilities enable sales and marketing teams to deliver the buying experiences that today’s customers expect. Marchex is the trusted conversation intelligence partner for market-leading companies in critical industries, including many of the world’s most innovative and successful brands.

Please visit http://www.marchex.com, www.marchex.com/blog or @marchex on Twitter (Twitter.com/Marchex), where Marchex discloses material information from time to time about the company, its financial information, and its business.

Forward-Looking Statements:

This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this press release regarding our strategy, future operations, future financial position, future revenues, other financial guidance, acquisitions, dispositions, projected costs, prospects, plans and objectives of management are forward-looking statements. We may not actually achieve the plans, intentions, or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. There are a number of important factors that could cause Marchex's actual results to differ materially from those indicated by such forward-looking statements including but not limited to product demand, order cancellations and delays, competition and general economic conditions. These factors are described in greater detail in the "Risk Factors" section of our most recent periodic report and registration statement filed with the SEC. All of the information provided in this release is as of August 3, 2023, and Marchex undertakes no duty to update the information provided herein.

In the event the press release contains links to third party websites or materials, the links are provided solely as a convenience to you. Marchex is not responsible for the content of linked third-party sites or materials and does not make any representations regarding the content or accuracy thereof.

Non-GAAP Financial Information:

To supplement Marchex's consolidated financial statements presented in accordance with GAAP and to provide clarity internally and externally, Marchex uses certain non-GAAP measures of financial performance and liquidity, including Adjusted EBITDA, Adjusted OIBA, and Adjusted non-GAAP income (loss) per share.

Adjusted EBITDA represents net income (loss) before (1) interest, (2) income taxes, (3) amortization of intangible assets from acquisitions, (4) depreciation and amortization, (5) stock-based compensation expense, (6) acquisition and disposition-related costs (benefit), and (7) foreign government assistance subsidies. Marchex believes that Adjusted EBITDA is an alternative measure used by our management to understand and evaluate our core operating performance and trends, and that provides meaningful supplemental information regarding performance and evaluating performance and liquidity to measure its ability to fund operations and its financing obligations.

Adjusted OIBA represents Adjusted EBITDA adjusted for depreciation and amortization. This measure, among other things, is another metric by which Marchex evaluates the performance of its business. Adjusted OIBA is the basis on which Marchex's internal budgets are based and by which Marchex's management is currently evaluated. Marchex believes these measures are useful to investors because they represent Marchex's consolidated operating results, taking into account depreciation and other intangible amortization, which Marchex believes is an ongoing cost of doing business, but excluding the effects of certain other expenses as detailed above. Financial analysts and investors may use Adjusted EBITDA and Adjusted OIBA to help with comparative financial evaluation to make informed investment decisions.

Adjusted non-GAAP income (loss) per share represents Adjusted non-GAAP income (loss) divided by GAAP diluted shares outstanding. Adjusted non-GAAP income (loss) generally captures those items on the statement of operations that have been, or ultimately will be, settled in cash exclusive of certain items that are not indicative of Marchex’s recurring core operating results and represents net income (loss) applicable to common stockholders plus the net of tax effects of: (1) stock-based compensation expense, (2) acquisition and disposition related costs (benefit), (3) amortization of intangible assets from acquisitions, (4) interest income and other, net, and (5) foreign government assistance subsidies. Financial analysts and investors may use Adjusted non-GAAP income (loss) per share to analyze Marchex's financial performance since these groups have historically used EPS related measures, along with other measures, to estimate the value of a company, to make informed investment decisions, and to evaluate a company's operating performance compared to that of other companies in its industry.

Marchex's management believes that investors should have access to, and Marchex is obligated to provide, the same set of tools that management uses in analyzing the company's results. These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, and should not be considered in isolation, as a substitute for, or superior to, GAAP results. Marchex’s non-GAAP financial measures may be defined differently from time to time and may be defined differently than similar titled terms used by other companies, and accordingly, care should be exercised in understanding how Marchex defines its non-GAAP financial measures in this release. Marchex endeavors to compensate for the limitations of the non-GAAP measures presented by providing the comparable GAAP measure with equal or greater prominence, GAAP financial statements, and detailed descriptions of the reconciling items and adjustments, including quantifying such items, to derive the non-GAAP measure.

For further information, contact:

Trevor Caldwell
Marchex Investor Relations

Telephone: 206.331.3600
Email: ir@marchex.com

Or

MEDIA INQUIRIES

Marchex Corporate Communications

Telephone: 206.331.3434

Email: pr(at)marchex.com

MARCHEX, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2023	2022	2023
Revenue	$13,510	$12,522	$26,681	$24,738
Expenses:
Service costs (1)	4,864	5,418	9,799	10,842
Sales and marketing (1)	3,619	2,631	6,784	6,601
Product development (1)	3,531	4,096	6,991	8,260
General and administrative (1)	2,440	2,546	5,046	5,163
Amortization of intangible assets from acquisitions	531	531	1,062	1,062
Acquisition and disposition-related costs	22	(1)	27	12
Total operating expenses	15,007	15,221	29,709	31,940
Loss from operations	(1,497)	(2,699)	(3,028)	(7,202)
Interest income (expense) and other, net	17	(31)	(4)	26
Loss before provision for income taxes	(1,480)	(2,730)	(3,032)	(7,176)
Income tax expense	51	14	81	44
Net loss	(1,531)	(2,744)	(3,113)	(7,220)
Net loss applicable to common stockholders	$(1,531)	$(2,744)	$(3,113)	$(7,220)
Basic and diluted net loss per Class A and Class B share applicable to common stockholders	$(0.03)	$(0.06)	$(0.07)	$(0.17)
Shares used to calculate basic net loss per share applicable to common stockholders
Class A	4,661	4,661	4,661	4,661
Class B	38,696	37,840	38,670	37,837
Shares used to calculate diluted net loss per share applicable to common stockholders:
Class A	4,661	4,661	4,661	4,661
Class B	43,357	42,501	43,331	42,498

(1) Includes stock-based compensation allocated as follows:
Service costs	$45	$(45)	$79	$—
Sales and marketing	200	228	391	491
Product development	76	47	158	133
General and administrative	393	471	781	876
Total	$714	$701	$1,409	$1,500

MARCHEX, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	December 31,	June 30,
	2022	2023
Assets
Current assets:
Cash and cash equivalents	$20,474	$14,122
Accounts receivable, net	8,396	7,724
Prepaid expenses and other current assets	2,015	2,200
Total current assets	30,885	24,046
Property and equipment, net	4,050	4,669
Right-of-use lease asset	738	1,858
Other assets, net	973	1,064
Goodwill	17,558	17,558
Intangible assets from acquisitions, net	2,590	1,528
Total assets	$56,794	$50,723
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$2,037	$915
Accrued benefits and payroll	3,566	2,903
Other accrued expenses and current liabilities	3,825	4,194
Deferred revenue and deposits	1,384	1,441
Right of use liability, current	1,252	443
Finance lease, current	—	264
Total current liabilities	12,064	10,160
Deferred tax liabilities	233	257
Finance lease, non-current	-	443
Right of use liability non-current	385	1,453
Total liabilities	12,682	12,313
Stockholders’ equity:
Class A common stock	49	49
Class B common stock	385	387
Additional paid-in capital	354,999	356,515
Accumulated deficit	(311,321)	(318,541)
Total stockholders’ equity	44,112	38,410
Total liabilities and stockholders’ equity	$56,794	$50,723

MARCHEX, INC. AND SUBSIDIARIES

(in thousands)

(unaudited)

Reconciliation of GAAP Net Loss to Adjusted EBITDA and Adjusted Operating Income (Loss) Before Amortization (OIBA)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2023	2022	2023
Net loss applicable to common stockholders	$(1,531)	$(2,744)	$(3,113)	$(7,220)
Interest expense (income) and other, net	(17)	31	4	(26)
Income tax expense	51	14	81	44
Amortization of intangible assets from acquisitions	531	531	1,062	1,062
Depreciation and amortization	407	422	858	780
Stock-based compensation	714	701	1,409	1,500
Acquisition and disposition-related costs	22	(1)	27	12
Foreign government paycheck assistance and rent subsidies[1]	(10)	—	(10)	—
Adjusted EBITDA	$167	$(1,046)	$318	$(3,848)
Depreciation and amortization	407	422	858	780
Adjusted OIBA	$(240)	$(1,468)	$(540)	$(4,628)

1 Includes pandemic related wage and rent relief subsidies, recognized as a reduction of wages or rent during the period received.

MARCHEX, INC. AND SUBSIDIARIES

(in thousands)

(unaudited)

Reconciliation of GAAP Net Loss per Share to Adjusted Non-GAAP Loss

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2023	2022	2023
Net loss applicable to common stockholders, diluted	$(0.03)	$(0.06)	$(0.07)	$(0.17)
Stock-based compensation	0.01	0.02	0.04	0.03
Acquisition and disposition-related costs	-	-	-	-
Amortization of intangible assets from acquisitions	0.01	0.01	0.02	0.03
Interest income (expense) and other, net	-	-	-	-
Foreign government paycheck assistance and rent subsidies	-	-	-	-
Adjusted non-GAAP loss per share	$(0.01)	$(0.03)	$(0.01)	$(0.11)
Shares used to calculate diluted net loss per share applicable to common stockholders (GAAP) and Adjusted Non-GAAP loss per share	43,357	42,501	43,331	42,498

1 For the purpose of computing the number of diluted shares for Adjusted non-GAAP income (loss) per share, Marchex uses the accounting guidance that would be applicable for computing the number of diluted shares for GAAP net income (loss) per share.